  EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Shareholders
Microtek Medical Holdings, Inc.

We consent to the incorporation by reference in Registration Statements No. 33-85668, No. 33-93526, No. 33-93528, 333-11407, 333-36049, 333-70033, 333-81605, 333-81637 and 333-89696 of Microtek Medical Holdings, Inc. on Form S-8 of our report dated February 18, 2003, appearing in the Annual Report on Form 10-K of Microtek Medical Holdings, Inc. for the year ended December  31, 2002.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 27, 2003